UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 27, 2024

APPLE iSPORTS GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-32389	88-0126444
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Spectrum Center, Suite 900 Irvine, California	92612
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 247-4210

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by a check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

The Company has previously filed its Form 10-Q for the quarterly periods ended June 30, 2024 (“Previously Issued Financial Statements”)

During the quarter ended June 30, 2024, the Company re-priced a private placement previously issued at $1.25 per share for a total of 80,000 shares of common stock which were not properly accounted for in the Previously Issued Financial Statements. The re-pricing dropped the purchase price to $0.25 per share which resulted in the issuance of 320,000 additional shares of common stock and increased the net loss for the period by $80,000. On December 27, in connection with the Company’s review and filing of its September 30, 2024 financial statements with our current independent auditor, the Company’s management concluded that the Company's Previously Issued Financial Statements should be restated and no longer relied upon due to the Company not appropriately accounting for the total number of common shares outstanding and the amount of corporate expenses. As of June 30, 2024, the issued and outstanding shares of common stock were incorrectly reflected as 207,964,211 shares when the actual number of outstanding shares was 208,484,211. In addition, as of June 30, 2024 for the six months ended, corporate expenses were incorrectly recorded as $280,609 when the actual amount was $360,609 and as of June 30, 2024 for the three months ended, corporate expenses were incorrectly recorded as $141,617 when the actual amount was $221,617.

Management has thoroughly discussed with the Company’s current independent auditor the matters disclosed in the filing pursuant to this Item 4.02(a).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apple iSports Group, Inc. (Registrant)

/s/ Joe Martinez
Joe Martinez
Chief Executive Officer

Date: January 7, 2025

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